Exhibit 4.2

DAIMLER TRUST LEASING LLC,
as Transferor,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Owner Trustee

AMENDED AND RESTATED
TRUST AGREEMENT

Dated as of January 1, 2020

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		Page

Section 4.05.	Majority Control	14
Section 4.06.	Certain Litigation Matters	14

ARTICLE FIVE
APPLICATION OF ISSUER FUNDS; CERTAIN DUTIES

Section 5.01.	Application of Issuer Funds	15
Section 5.02.	Method of Payment	15
Section 5.03.	No Segregation of Monies; No Interest	16
Section 5.04.	Accounting and Reports to Owners, IRS and Others	16

ARTICLE SIX
AUTHORITY AND DUTIES OF OWNER TRUSTEE

Section 6.01.	General Authority	17
Section 6.02.	General Duties	17
Section 6.03.	Action Upon Instruction	17
Section 6.04.	No Duties Except as Specified in this Agreement or in Instructions	18
Section 6.05.	No Action Except Under Specified Documents or Instructions	19
Section 6.06.	Restrictions	19
Section 6.07.	Issuance of Notes	19

ARTICLE SEVEN
CONCERNING THE OWNER TRUSTEE

Section 7.01.	Acceptance of Trusts and Duties	20
Section 7.02.	Furnishing of Documents	23
Section 7.03.	Representations and Warranties	23
Section 7.04.	Reliance; Advice of Counsel	24
Section 7.05.	Not Acting in Individual Capacity	25
Section 7.06.	Owner Trustee Not Liable for 2020-A Basic Documents or Certificates	25
Section 7.07.	Owner Trustee May Own Securities	25
Section 7.08.	Applicable Anti-Money Laundering Law	25

ARTICLE EIGHT
COMPENSATION OF OWNER TRUSTEE

Section 8.01.	Owner Trustee’s Fees and Expenses	26
Section 8.02.	Indemnification	26
Section 8.03.	Payments to Owner Trustee	26

ARTICLE NINE
TERMINATION OF TRUST AGREEMENT

Section 9.01.	Termination of Trust Agreement	27

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		Page

ARTICLE TEN
SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

Section 10.01.	Eligibility Requirements for Owner Trustee	28
Section 10.02.	Resignation or Removal of Owner Trustee	28
Section 10.03.	Successor Owner Trustee	29
Section 10.04.	Merger or Consolidation of Owner Trustee	29
Section 10.05.	Appointment of Co-Trustee or Separate Trustee	30

ARTICLE ELEVEN
REGULATION AB

Section 11.01.	Intent of the Parties; Reasonableness	32
Section 11.02.	Representations and Warranties	32
Section 11.03.	Information to be Provided by the Owner Trustee	32

ARTICLE TWELVE
TAX MATTERS

Section 12.01.	Tax Accounting Characterization	34
Section 12.02.	Signature on Returns; Partnership Representative	34
Section 12.03.	Tax Reporting	34

ARTICLE THIRTEEN
MISCELLANEOUS

Section 13.01.	Amendments	35
Section 13.02.	Limitations on Rights of Others	36
Section 13.03.	Notices	36
Section 13.04.	Severability	37
Section 13.05.	Separate Counterparts	37
Section 13.06.	Successors and Assigns	37
Section 13.07.	No Petition	37
Section 13.08.	Table of Contents and Headings	37
Section 13.09.	GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL	37

EXHIBITS

Exhibit A – Certificate of Trust of Mercedes-Benz Auto Lease Trust 2020-A		A-1
Exhibit B – Form of Certificate		B-1

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This AMENDED AND RESTATED TRUST AGREEMENT, dated as of January 1, 2020 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is between DAIMLER TRUST LEASING LLC, a Delaware limited liability company, as transferor (the “Transferor”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Owner Trustee”).

RECITALS

WHEREAS, the parties hereto entered into a Trust Agreement, dated as of December 16, 2019 (the “Original Trust Agreement”), and filed a Certificate of Trust with the Secretary of State of the State of Delaware pursuant to which the Mercedes-Benz Auto Lease Trust 2020-A was formed; and

WHEREAS, the parties hereto are entering into this Agreement pursuant to which, among other things, the Original Trust Agreement will be amended and restated.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE ONE

DEFINITIONS

Section 1.01.  Capitalized Terms; Rules of Usage.  Capitalized terms used in this Agreement that are not otherwise defined shall have the meanings ascribed thereto in Appendix 1 to the 2020-A Servicing Supplement or, if not defined therein, in Appendix A to the Basic Collateral Agency Agreement, which Appendices are hereby incorporated into and made a part of this Agreement.  Appendix 1 also contains rules as to usage applicable to this Agreement.  Whenever used herein, unless the context otherwise requires, the following words and phrases shall have the following meanings:

“2020-A Servicing Supplement” means the 2020-A Supplement to the Basic Servicing Agreement, dated as of January 1, 2020, among MBFS USA, Daimler Trust and Daimler Title Co.

“Applicants” has the meaning specified in Section 3.07.

“Basic Collateral Agency Agreement” means the Amended and Restated Collateral Agency Agreement, dated as of March 1, 2009, among Daimler Trust, U.S. Bank Trust National Association, Daimler Title Co. and MBFS USA.

“Basic Servicing Agreement” means the amended and restated servicing agreement, dated as of March 1, 2009, among MBFS USA, as servicer and as lender, Daimler Trust, as titling trust, and Daimler Title Co., as collateral agent.

“Certificate of Trust” means the Certificate of Trust filed for the Issuer pursuant to Section 3810(a) of the Delaware Statutory Trust Act, as originally filed with the Delaware Secretary of State on December 16, 2019.

“Certificate Register” has the meaning specified in Section 3.04(a).

“Certificate Registrar” has the meaning specified in Section 3.04(a).

“Expenses” has the meaning specified in Section 8.02.

“Indemnified Parties” has the meaning specified in Section 8.02.

“Original Trust Agreement” has the meaning specified in the Recitals.

“Owner Trust Estate” means all of the Issuer’s right, title and interest in and to the 2020-A Collateral.

ARTICLE TWO

ORGANIZATION

Section 2.01.  Name.  The trust created pursuant to the Original Trust Agreement and continued hereby shall be known as “Mercedes-Benz Auto Lease Trust 2020-A”, in which name the Owner Trustee may conduct the business of the Issuer, make and execute contracts and other instruments on behalf of the Issuer and sue and be sued.

Section 2.02.  Office.  The office of the Issuer shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in the State of Delaware as the Owner Trustee may designate by written notice to the Indenture Trustee, the Certificateholders and the Transferor.

Section 2.03.  Purposes and Powers.

(a)          The purpose of the Issuer is to engage in the following activities:

(i)           to issue and execute the Notes pursuant to the Indenture and the Certificate pursuant to this Agreement and to convey and deliver the Securities upon the written order of the Transferor;

(ii)          to issue, in exchange for all or a portion of the Certificates, additional securities pursuant to this Agreement or one or more supplemental indentures or amendments hereto and to transfer all or a portion of such securities to the Transferor or an Affiliate thereof, subject to compliance with the 2020-A Basic Documents;

(iii)         to enter into and perform its obligations under any interest rate protection or swap agreement or agreements with one or more counterparties;

(iv)         with the net proceeds of the sale of the Notes, to acquire the 2020-A Exchange Note from the Transferor pursuant to the Second-Tier Sale Agreement in exchange for the Notes and Certificates;

(v)          to use (or permit the Transferor to use) the proceeds of the sale of the Notes to (A) fund the 2020-A Reserve Account, (B) pay the organizational, start-up and transactional expenses of the Issuer and (C) pay the remaining balance to the Transferor;

(vi)         to pay interest on and principal of the Notes and to cause any excess amounts to be paid to the Certificateholders in accordance with the Indenture;

(vii)        to Grant the 2020-A Collateral to the Indenture Trustee pursuant to the Indenture to secure payment on the Notes;

(viii)       to enter into and perform its obligations under the 2020-A Basic Documents to which it is to be a party; and

(ix)         to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

(b)          The Issuer is hereby authorized to engage in the foregoing activities.  The Issuer shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other 2020-A Basic Documents.

Section 2.04.  Appointment of Owner Trustee.  The Transferor hereby confirms the appointment of the Owner Trustee as trustee of the Issuer effective as of the date of the Original Trust Agreement, to have all the rights, powers and duties set forth herein and under the Delaware Statutory Trust Act.

Section 2.05.  Initial Capital Contribution of Owner Trust Estate.  The Transferor has previously sold, assigned, transferred, conveyed and set over to the Owner Trustee, as of the date of the Original Trust Agreement, the sum of $1.  The Owner Trustee hereby acknowledges receipt in trust from the Transferor of the foregoing contribution, which shall constitute the initial Owner Trust Estate.  The Transferor shall pay the organizational expenses of the Issuer as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.  On the 2020-A Closing Date, the Transferor will sell, transfer, assign and convey to the Issuer certain property to be included in the Owner Trust Estate pursuant to the Second-Tier Sale Agreement, and the Issuer will issue and convey the Notes to or upon the direction of the Transferor.

Section 2.06.  Declaration of Trust.  The Owner Trustee hereby declares that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Issuer under the 2020-A Basic Documents.  It is the intention of the parties that (i) the Issuer constitute a statutory trust under the Delaware Statutory Trust Act and that this Agreement constitute the governing instrument of such statutory trust and (ii) solely for income and franchise tax purposes, the Issuer shall be treated as either an entity that is disregarded as separate from the beneficial owner of the equity if there is only one Certificateholder, or as a partnership (other than an association or publicly traded partnership) if there are two or more Certificateholders, with the assets of the partnership being the ownership of the 2020-A Reference Pool represented by the 2020-A Exchange Note and other assets held by the Issuer, the partners of the partnership being the Certificateholders and any holders of Notes that are required by the IRS to be treated as equity in the Issuer, and the remaining Notes constituting indebtedness of the partnership.  The parties agree that, unless otherwise required by appropriate tax authorities, the Issuer will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the foregoing characterization of the Issuer for such tax purposes.  Effective as of the date hereof, the Owner Trustee shall have all the rights, powers and duties set forth herein and in the Delaware Statutory Trust Act with respect to accomplishing the purposes of the Issuer as set forth in Section 2.03.  The Owner Trustee has filed the Certificate of Trust with the Secretary of State.

Section 2.07.  Liability of Certificateholders.  The Certificateholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware.

Section 2.08.  Title to Owner Trust Estate.  Legal title to the Owner Trust Estate shall be vested at all times in the Issuer as a separate legal entity except where Applicable Law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be; provided, that concurrently with or prior to title being deemed to be vested in a co-trustee and/or separate trustee, such trustee must provide a written grant of a security interest in the Owner Trust Estate to the Indenture Trustee and must authorize the filing of financing statements to perfect the Indenture Trustee’s security interest.

Section 2.09.  Situs of Issuer.  The Issuer will be located and administered in the State of Delaware and the State of Michigan.  All bank accounts maintained by the Owner Trustee on behalf of the Issuer shall be located in the States of Delaware or New York.  The Issuer shall not have any employees in any State other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or outside of the State of Delaware.  Payments will be received by the Issuer only in Delaware or New York, and payments will be made by the Issuer only from the States of Delaware or New York.  The only office of the Issuer will be at the Corporate Trust Office of the Owner Trustee in the State of Delaware.

Section 2.10.  Representations and Warranties of the Transferor.  The Transferor hereby represents and warrants to the Owner Trustee that:

(a)          The Transferor is duly formed and validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b)          The Transferor is not a Benefit Plan.

(c)          The Transferor is duly qualified to do business as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business shall require such qualifications except when the failure to have any such license, approval or qualification would not have a material adverse effect on the condition, financial or otherwise, of the Transferor or would not have a material adverse effect on the ability of the Transferor to perform its obligations under this Agreement.

(d)          The Transferor has the power and authority to execute and deliver this Agreement and to carry out its terms and to transfer and assign the property to be transferred and assigned to and deposited with the Issuer; and the execution, delivery and performance of this Agreement and such transfer, assignment and deposit have been duly authorized by the Transferor by all necessary limited liability company action.

(e)          This Agreement constitutes a legal, valid and binding obligation of the Transferor, enforceable in accordance with its terms, except as such enforceability may be subject to or limited by bankruptcy, liquidation, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

(f)          The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of formation or limited liability company agreement of the Transferor, or any indenture, agreement or other instrument to which the Transferor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the 2020-A Basic Documents); nor violate any law or, to the best of the Transferor’s knowledge, any order, rule or regulation applicable to the Transferor of any Governmental Authority having jurisdiction over the Transferor or its properties.

(g)          To the knowledge of the Transferor, there are no proceedings or investigations pending or threatened before any Governmental Authority having jurisdiction over the Transferor or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Transferor of its obligations under, or the validity or enforceability of, this Agreement.

Section 2.11.  Financing Statements.  The Issuer hereby authorizes the filing of financing statements in connection with the grant of a security interest to the Indenture Trustee pursuant to the granting clause of the Indenture.  In addition, the Issuer hereby ratifies any such financing statements filed prior to the date hereof.

ARTICLE THREE

CERTIFICATES AND TRANSFER OF INTERESTS

Section 3.01.  Initial Ownership.  Upon the formation of the Issuer by the contribution and conveyance by the Transferor pursuant to Section 2.05, the Transferor will be the sole beneficial owner of the Owner Trust Estate, which ownership interest is represented by the Certificates.  As Certificateholder, the Transferor (or, if the Certificate is transferred to another Person, such Person) will be entitled to receive (i) 2020-A Available Funds payable to the Certificateholder pursuant to Section 8.03 of the Indenture, (ii) any amounts payable to the Certificateholder pursuant to Section 5.04(b) of the Indenture and (iii) the remaining Owner Trust Estate following the payment in full of the Notes and all other Issuer Obligations.

Section 3.02.  The Certificates.

(a)          The Certificates shall be issued in one or more registered, definitive, physical certificates substantially in the form of Exhibit B.  The Certificates may be in printed or typewritten form and shall be executed on behalf of the Issuer by manual or facsimile signature of an Authorized Officer of the Owner Trustee.  Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Issuer, shall be validly issued and entitled to the benefits of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates.

(b)          If transfer of a Certificate is permitted pursuant to this Section and Section 3.04, the transferee of such Certificate shall become a Certificateholder, and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such transferee’s acceptance of a Certificate duly registered in such transferee’s name pursuant to Section 3.04.

(c)          The Transferor, or any Affiliate thereof, as the sole Certificateholder, may exchange all or a portion of the Certificates for additional securities issued by the Issuer pursuant to this Agreement or one or more supplemental indentures to the Indenture or amendments to this Agreement.  Such additional securities may consist of one or more classes of notes, certificates or other securities, as directed by the Transferor (or such Affiliate), each having the characteristics, rights and obligations as may be directed by the Transferor (or such Affiliate), which may include subordination to one or more other classes of such additional securities, so long as each of the following conditions is satisfied:

(i)           either (A) the rights of the holders of such additional securities, when taken as a whole, are no greater than the rights of the Certificateholders immediately prior to the issuance of such additional securities, as evidenced by an Opinion of Counsel provided by the Transferor (or such Affiliate) to the Trustees or (B) the holders of 100% of the Notes Outstanding consent to the terms of the exchange;

(ii)          the exchange must not result in the redemption of any Security in exchange for assets of the Issuer or any sale or disposition of the assets of the Issuer;

(iii)         the Rating Agency Condition has been satisfied with respect to the issuance of such additional securities; and

(iv)         the Transferor (or such Affiliate) has provided to the Trustees an Opinion of Counsel to the effect that the issuance of such additional securities will not (A) adversely affect in any material respect the interests of any Noteholder, (B) cause any Note to be deemed to have been exchanged for purposes of Section 1001 of the Code, (C) cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for federal income tax purposes or (D) adversely affect the treatment of the Notes as debt for federal income tax purposes.

Without limiting the foregoing, one or more classes of such additional securities may, if so directed by the Transferor, be secured by all or a portion of the Trust Estate, so long as such security interest is subordinated in priority to the security interest granted to the Noteholders pursuant to the Indenture.  Subject to this Section and the terms of the other Basic Documents, the Issuer, will take (at the expense of the Transferor) all actions requested by the Transferor to facilitate the issuance and sale of any such additional securities or the grant and perfection of any security interest granted pursuant to this Section, including the authorization of the filing of any financing statements in jurisdictions deemed necessary or advisable by the Transferor to perfect such security interest.

Notwithstanding any exchange of the Certificates made pursuant to the terms of this Section 3.02(c), there shall at all times be at least one Certificateholder.

Section 3.03.  Authentication and Delivery of the Certificates.  On the 2020-A Closing Date, the Owner Trustee shall cause the Certificates to be executed on behalf of the Issuer, authenticated and delivered to or upon the written order of the Transferor, signed by its president, any vice president, its treasurer, any assistant treasurer, its secretary or any assistant secretary, without further limited liability company action by the Transferor.  No Certificate shall entitle the respective Certificateholder to any benefit under this Agreement, or be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit B, executed by the Owner Trustee or its authenticating agent, by manual signature; and such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder.  All Certificates shall be dated the date of their authentication.  Upon issuance, authentication and delivery pursuant to the terms hereof, the Certificates will be entitled to the benefits of this Agreement.

Section 3.04.  Registration, Transfer and Exchange of the Certificates.

(a)          The Paying Agent initially shall be the registrar (the “Certificate Registrar”) for the purpose of registering Certificates and transfers of Certificates as herein provided.  The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.08, a register (the “Certificate Register”) in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and the registration of transfers of Certificates.  Upon any resignation of any Certificate Registrar, the Owner Trustee, on behalf of the Issuer, shall, upon receipt of written instructions from the Transferor, promptly appoint a successor thereto.

No transfer of a Certificate shall be made to any Person unless (i) the Certificate Registrar has received an opinion of independent counsel that such action will not cause the Issuer to be treated as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes and (ii) such transferee or assignee agrees to take positions for tax purposes consistent with the tax positions agreed to be taken by the Certificateholder. For the avoidance of doubt, any transfer of a Certificate by a Certificateholder other than the initial Certificateholder also must comply with the foregoing provision.  No Certificate (other than the Certificates issued to and held by the Transferor) may be subdivided upon transfer or exchange in a manner such that the resulting Certificate represents less than a 2.00% fractional undivided interest in the Issuer (or such other amount as the Transferor may determine in order to prevent the Issuer from being treated as a “publicly traded partnership” under Section 7704 of the Code, but in no event less than a 1.00% fractional undivided interest in the Issuer).

(b)          The Certificates may not be acquired by or for the account of a person that is not a United States person within the meaning of Section 7701(a)(30) of the Code or that is a Benefit Plan.  Each Certificateholder, by its acceptance of a Certificate, shall be deemed to have represented and warranted that it is not a Benefit Plan and is not a Person acting on behalf of a Benefit Plan or a Person using the assets of a Benefit Plan to effect the transfer of such Certificate.

To the extent permitted under Applicable Law (including ERISA), neither the Owner Trustee nor the Certificate Registrar shall be under any liability to any Person for any registration of transfer of any Certificate that is in fact not permitted under Applicable Law (including ERISA) or for taking any other action with respect to such Certificate under the provisions of this Agreement so long as such transfer was registered by the Owner Trustee or the Certificate Registrar in accordance with this Agreement.

(c)          Upon surrender by a Certificateholder for registration of transfer of any Certificate at the office or agency of the Certificate Registrar to be maintained as provided in Section 3.08, and upon compliance with any provisions of this Agreement relating to such transfer, the Owner Trustee shall execute on behalf of the Issuer and the Owner Trustee shall authenticate and deliver to the Certificateholder making such surrender, in the name of the designated transferee or transferees, one or more new Certificates in any authorized denomination evidencing the same aggregate interest in the Issuer.  Each Certificate presented or surrendered for registration of transfer shall be accompanied by a written instrument of transfer and accompanied by IRS Form W-8 BEN, W-8 ECI or W 9, as applicable, and such other documentation as may be required by the Owner Trustee in order to comply with Applicable Law, each in form satisfactory to the Owner Trustee and the Certificate Registrar, duly executed by the Certificateholder or its attorney duly authorized in writing.  Each Certificate presented or surrendered for registration of transfer shall be canceled and subsequently disposed of by the Certificate Registrar in accordance with its customary practice.  No service charge shall be made for any registration of transfer of Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer of Certificates.  No transfer will be effectuated hereunder unless the Owner Trustee has received the transfer documentation required hereunder.

(d)          All Certificates surrendered for registration of transfer, if surrendered to the Issuer or any agent of the Owner Trustee or the Issuer under this Agreement, shall be delivered to the Owner Trustee and promptly cancelled by it, or, if surrendered to the Owner Trustee, shall be promptly cancelled by it, and no Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement.  The Owner Trustee shall dispose of cancelled Certificates in accordance with its normal practice.

(e)          As of the date hereof, the Transferor intends to retain the Certificates.  Although there is no present intent to effect any subsequent transfer of the Certificates, in the event that the Transferor did intend to transfer any of the Certificates to a third party, the parties to this Agreement will amend this Agreement as necessary to prevent any application of the Treasury Regulations under Section 385 of the Code (including any subsequent or successor provision) that would result in the recharacterization of any of the Notes as equity.

Section 3.05.  Mutilated, Destroyed, Lost or Stolen Certificates.

(a)          If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice that such Certificate has been acquired by a Protected Purchaser, the Owner Trustee on behalf of the Issuer shall execute and the Owner Trustee or its authenticating agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of a like tenor and Certificate Percentage Interest.  If, after the delivery of such replacement Certificate or payment of a destroyed, lost or stolen Certificate, a Protected Purchaser of the original Certificate in lieu of which such replacement Certificate was issued presents for payment such original Certificate, the Issuer and the Owner Trustee shall be entitled to recover such replacement Certificate (or such payment) from the Person to whom such replacement Certificate was delivered or any Person taking such replacement Certificate from such Person to whom such replacement Certificate was delivered or any assignee of such Person, except a Protected Purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Owner Trustee in connection therewith.  Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of ownership in the Issuer, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

(b)          Upon the issuance of any replacement Certificate under this Section, the Issuer may require the payment by the Certificateholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with such issuance and any other reasonable expenses (including the fees and expenses of the Owner Trustee) related thereto.

(c)          Every replacement Certificate issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Certificate shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Certificates duly issued hereunder.

(d)          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

Section 3.06.  Persons Deemed Certificateholders.  Prior to due presentation of a Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar, any Paying Agent and any of their respective agents may treat the Person in whose name such Certificate is registered in the Certificate Register (as of the day of determination) as the Certificateholder of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and none of the Owner Trustee, the Certificate Registrar, any Paying Agent or any of their respective agents shall be bound by any notice to the contrary.

Section 3.07.  Access to List of Certificateholders’ Names and Addresses.  The Certificate Registrar shall furnish or cause to be furnished to the Servicer, the Transferor and the Indenture Trustee or the Owner Trustee, as the case may be, within 15 days after receipt by the Certificate Registrar of a written request therefor from the Servicer, the Transferor or either Trustee, as the case may be, a list, in such form as the requesting party may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date.  If three or more Certificateholders, or one or more Holders of Certificates evidencing not less than 25% of the aggregate Certificate Percentage Interest (hereinafter referred to as the “Applicants”), apply in writing to the Certificate Registrar, and such application states that the Applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and such application is accompanied by a copy of the communication that such Applicants propose to transmit (which shall be deemed to be a purpose reasonably related to the Applicants’ interest in the Issuer), then the Certificate Registrar shall, within five Business Days after the receipt of such application, afford such Applicants access during normal business hours to the current list of Certificateholders.  Each Certificateholder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the Transferor, the Certificate Registrar or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

Section 3.08.  Maintenance of Office or Agency.  The Issuer shall maintain an office or offices or agency or agencies where notices and demands to or upon the Issuer or the Owner Trustee in respect of the 2020-A Basic Documents may be served.  The Issuer initially designates the Corporate Trust Office of the Owner Trustee for such purposes, other than with respect to transfers pursuant to Section 3.04, and will promptly notify the Transferor, the Administrator and the Certificateholder of any change in the location of such office.  For purposes of transfers pursuant to Section 3.04, the Issuer designates the office of the Certificate Registrar at 111 Fillmore Avenue, St. Paul, Minnesota 55107, Attn: Bondholder Services.

Section 3.09.  No Legal Title to Owner Trust Estate in Certificateholders.  The Certificateholders shall not have legal title to any part of the Owner Trust Estate.  The Certificateholders shall be entitled to receive distributions with respect to their beneficial interests evidenced by the related Certificates only in accordance with this Agreement and the Indenture.  No transfer, by operation of law or otherwise, of any right, title or interest of the Certificateholders to and in their beneficial interest in the Issuer shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

Section 3.10.  No Recourse.  Each Certificateholder acknowledges, by accepting a Certificate, that its interests in the Issuer do not represent interests in or obligations of the Transferor, the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee or any of their respective Affiliates and no recourse may be had against such parties or their assets, except as may be expressly set forth in, or contemplated by, the 2020-A Basic Documents.

Section 3.11.  Appointment of Paying Agent.  The Paying Agent shall make distributions to Certificateholders in accordance with the Indenture and shall report the amount of such distributions to the Owner Trustee.  For so long as the Indenture Trustee is the Paying Agent, the Paying Agent shall have the revocable power to withdraw funds from the 2020-A Exchange Note Collection Account for the purpose of making the distributions referred to above.  The Owner Trustee may revoke such power and remove the Paying Agent upon direction from the Transferor if it is determined that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect.  The Paying Agent shall initially be the Indenture Trustee, and any co-paying agent chosen by the Paying Agent that is acceptable to the Transferor.  The rights, privileges, protections and indemnities afforded to the Indenture Trustee under the Indenture shall apply equally to the Indenture Trustee in its role as Paying Agent and Certificate Registrar hereunder.  Each Paying Agent shall be permitted to resign as Paying Agent upon 30 days’ prior written notice to the Owner Trustee and the Transferor.  In the event that the Indenture Trustee shall no longer be the Paying Agent, the Owner Trustee, on behalf of the Issuer, upon receipt of written instruction from the Transferor, shall appoint a successor to act as Paying Agent (which shall be a bank or trust company).  The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Issuer to execute and deliver to the Owner Trustee, on behalf of the Issuer, an instrument in which such successor Paying Agent or additional Paying Agent shall agree that, as Paying Agent, such successor or additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders.  The Paying Agent shall return all unclaimed funds to the Owner Trustee and, upon removal of a Paying Agent, such Paying Agent shall also return all funds in its possession to the Owner Trustee.  If at any time the Owner Trustee shall act as Paying Agent, the rights, privileges, protections and indemnities afforded to the Owner Trustee hereunder shall apply equally to the Owner Trustee in its role as Paying Agent.  Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

Section 3.12.  Certificates Nonassessable and Fully Paid.  Certificateholders shall not be personally liable for obligations of the Issuer.  The interests represented by the Certificates shall be nonassessable for any losses or expenses of the Issuer or for any reason whatsoever, and, upon the authentication thereof by the Owner Trustee, the Certificates are and shall be deemed fully paid.

ARTICLE FOUR

ACTIONS BY OWNER TRUSTEE

Section 4.01.  Prior Notice to Certificateholders with Respect to Certain Matters.  Subject to the provisions and limitations of Section 4.04, with respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action the Owner Trustee shall have notified the Certificateholders in writing of the proposed action and the holders of Certificates evidencing not less than 51% of the aggregate Certificate Percentage Interests shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have withheld consent or provided alternative direction:

(a)          the initiation of any claim or lawsuit by the Issuer (except claims or lawsuits brought by the Servicer on behalf of the Titling Trust and Persons having interests in the 2020-A Exchange Note to collect amounts owed under a 2020-A Lease or in respect of a 2020-A Vehicle) and the compromise of any action, claim or lawsuit brought by or against the Issuer (except with respect to the aforementioned claims or lawsuits for collection of the 2020-A Leases and the 2020-A Vehicles);

(b)          the election by the Issuer to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Delaware Statutory Trust Act);

(c)          the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

(d)          the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interests of the Certificateholders;

(e)          the amendment, change or modification of the 2020-A Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially adversely affect the interests of the Certificateholders;

(f)           the appointment pursuant to the Indenture of a successor Note Registrar, Note Paying Agent or Indenture Trustee, or the consent to the assignment by the Note Registrar, Note Paying Agent or Indenture Trustee of its obligations under the Indenture or this Agreement, as applicable.

Section 4.02.  Action by Certificateholder with Respect to Certain Matters.  The Owner Trustee may not (i) pursuant to Article Eight of the Servicing Agreement, remove the Servicer or appoint a successor Servicer or (ii) remove the Administrator pursuant to clause (b) or (c) of Section 1.09 of the 2020-A Administration Agreement unless the Certificateholder directs the Owner Trustee to take such action (a) upon the occurrence of the termination of the Servicer pursuant to Sections 8.01 or 8.03 of the Servicing Agreement or (b) subsequent to the payment in full of the Notes and in accordance with the direction of the Certificateholders.

Section 4.03.  Action by Certificateholders with Respect to Bankruptcy.  The Owner Trustee shall not have the power to commence a voluntary Proceeding in bankruptcy relating to the Issuer unless all outstanding 2020-A Exchange Notes and 2020-A ABS Notes have been paid in full for not less than one year and one day (or, if longer, the applicable preference period) and each Certificateholder approves of such commencement in advance and delivers to the Owner Trustee a certificate certifying that such Certificateholder reasonably believes that the Issuer is insolvent.

Section 4.04.  Restrictions on Certificateholders’ Power.  The Certificateholders shall not direct the Owner Trustee to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the Issuer or the Owner Trustee under any 2020-A Basic Document or would be contrary to Section 2.03, nor shall the Owner Trustee be obligated to follow any such direction, if given.

Section 4.05.  Majority Control.  Except as expressly provided herein, (i) any action that may be taken by the Certificateholders under this Agreement may be taken by the Holders of Certificates evidencing not less than 51% of the aggregate Certificate Percentage Interests and (ii) any written notice of the Certificateholders delivered pursuant to this Agreement shall be effective if signed by Holders of Certificates evidencing not less than 51% of the aggregate Certificate Percentage Interests at the time of the delivery of such notice.

Section 4.06.  Certain Litigation Matters.  The Owner Trustee shall provide prompt written notice to the Transferor, the Administrator and the Servicer of any Proceeding or investigation actually known to an Authorized Officer of the Owner Trustee in any way relating to the Issuer, the Owner Trust Estate or any 2020-A Basic Document.

ARTICLE FIVE

APPLICATION OF ISSUER FUNDS; CERTAIN DUTIES

Section 5.01.  Application of Issuer Funds.

(a)          On each Payment Date, (i) the Indenture Trustee or a Paying Agent shall make distributions to the Certificateholders in accordance with Sections 5.04(b) and 8.03 of the Indenture and (ii) the Indenture Trustee or a Paying Agent (or the Servicer on behalf of the Issuer) shall make distributions to the Certificateholders in accordance with Sections 5.01 and 5.02 of the 2020-A Exchange Note Supplement.

(b)          So long as the Transferor or its Affiliate is the sole Certificateholder, on or following the Payment Date on which the Note Balance has been reduced to zero and the Indenture has been discharged, the Transferor may direct the Owner Trustee in writing to distribute, and upon receipt of such direction the Owner Trustee shall distribute to or upon the order of the Transferor, the remaining assets of the Issuer.

(c)          On each Payment Date, the Indenture Trustee shall send or make available electronically to each Certificateholder of record a copy of the Monthly Investor Report delivered to it by the Servicer pursuant to Section 8.02(a) of the Indenture.

(d)          In the event that any withholding tax is imposed on the Issuer’s payment (or, if the Issuer is treated as a partnership for federal income tax purposes, allocations of income) to the Certificateholders, such tax shall reduce the amount otherwise distributable to the Certificateholders in accordance with this Section.  The Paying Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders, sufficient funds for the payment of any withholding tax that is legally owed by the Issuer (but such authorization shall not prevent the Owner Trustee or any Certificateholder from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).  The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Issuer for remittance to the appropriate taxing authority.  If the Paying Agent determines that there is a possibility that withholding tax is payable with respect to a distribution, the Paying Agent may in its sole discretion withhold such amounts in accordance with this Section.  In the event that a Certificateholder wishes to apply for a refund of any such withholding tax, the Paying Agent shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Issuer and the Paying Agent for any out-of-pocket expenses incurred.

Section 5.02.  Method of Payment.  Subject to Section 9.01(a), distributions required to be made to the Certificateholders on any Payment Date shall be made by the Paying Agent to the Certificateholders on such Payment Date by wire transfer, in immediately available funds, to the account of each Certificateholder of record at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Paying Agent appropriate written instructions at least five Business Days prior to such Payment Date, or, if not, by check mailed to such Certificateholder at the address provided by such Certificateholder.  Notwithstanding the foregoing, the final distribution in respect of any Certificate (whether on the Class A-4 Final Scheduled Payment Date or otherwise) will be payable only upon presentation and surrender of such Certificate at the office or agency maintained for that purpose by the Certificate Registrar pursuant to Section 3.08.

Section 5.03.  No Segregation of Monies; No Interest.  Subject to Section 5.01, monies received by the Owner Trustee hereunder may be held in a non-interest bearing trust account, need not be segregated in any manner except to the extent required by the 2020-A Basic Documents or Applicable Law, and may be deposited under such general conditions as may be prescribed by Applicable Law and the Owner Trustee shall not be liable for any interest thereon.

Section 5.04.  Accounting and Reports to Owners, IRS and Others.

(a)          The Administrator shall, based on information provided by the Transferor, maintain (or cause to be maintained) the books of the Issuer on a calendar year basis on the accrual method of accounting (except as required by Article Twelve) and in addition to the Administrator’s duties under Section 12.01, take such action as instructed by the Certificateholders to collect or cause to be collected and paid over to applicable authorities any withholding tax as described in and in accordance with Section 5.01 and Article Twelve with respect to income or distributions to the Certificateholders.  The Administrator shall make all elections pursuant to Article Twelve as directed in writing by the Transferor.

(b)          The Administrator shall deliver to the Certificateholders such information, reports or statements as may be required by the Code and applicable Treasury Regulations and as may be required to enable each Certificateholder to prepare its federal and State income tax returns.  For so long as the Transferor is the sole Certificateholder, consistent with the Issuer’s characterization for federal income tax purposes as a security arrangement for the issuance of non-recourse debt or as an entity disregarded as being separate from the Certificateholder, no federal income tax return shall be filed on behalf of the Issuer unless either (i) the Owner Trustee and the Administrator shall receive an Opinion of Counsel that, based on a change in applicable law occurring after the date hereof, or as a result of a transfer by the Transferor permitted by Section 3.02, the Code requires such a filing or (ii) the IRS shall determine that the Issuer is required to file such a return.  In the event that the Issuer is required to file tax returns, the Administrator shall prepare or shall cause to be prepared any tax returns required to be filed by the Issuer and shall remit such returns to the Transferor (or if the Transferor no longer holds the Certificate, the Certificateholder designated for such purpose by the Transferor to the Administrator in writing) at least five days before such returns are due to be filed.  The Transferor (or such designee Certificateholder, as applicable) shall promptly sign such returns and deliver such returns after signature to the Administrator and such returns shall be filed by the Administrator with the appropriate tax authorities.  In no event shall the Administrator, the Owner Trustee or the Transferor (or such designee Certificateholder, as applicable) be liable for any liabilities, costs or expenses of the Issuer if it is treated as a separate entity subject to taxation or the Noteholders arising out of the application of any tax law, including federal, State, foreign or local income or excise taxes or any other tax imposed on or measured by the Issuer’s or a Noteholder’s income (or any interest, penalty or addition with respect thereto or arising from a failure to comply therewith).

ARTICLE SIX

AUTHORITY AND DUTIES OF OWNER TRUSTEE

Section 6.01.  General Authority.  The Owner Trustee is authorized and directed to execute and deliver the 2020-A Basic Documents to which the Issuer is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Issuer Basic Documents and any amendment or other agreement or instrument, in each case, in such form as the Transferor shall approve, as evidenced conclusively by the Owner Trustee’s execution thereof.  In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Issuer pursuant to the 2020-A Basic Documents.  The Owner Trustee is further authorized from time to time to take such action as the Administrator or the Certificateholders directs with respect to the 2020-A Basic Documents.

Section 6.02.  General Duties.  It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and to administer the Issuer in the interest of the Certificateholders, subject to the 2020-A Basic Documents and in accordance with the provisions of this Agreement.  Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and to the extent expressly provided for under the other 2020-A Basic Documents to the extent the Administrator has agreed in the 2020-A Administration Agreement to perform any act or to discharge any duty of the Owner Trustee hereunder or under any other 2020-A Basic Document, and the Owner Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the 2020-A Administration Agreement.  The Owner Trustee agrees to perform its duties under this Agreement in good faith and in the best interests of the Issuer, but only upon the express terms of this Agreement.  To the fullest extent permitted by law, neither the Owner Trustee nor any of its officers, directors, employees, agents or Affiliates shall have any implied duties (including fiduciary duties) or liabilities otherwise existing at law or in equity with respect to the Issuer, which implied duties and liabilities are hereby eliminated.  Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article Six and Article Seven.

Section 6.03.  Action Upon Instruction.

(a)          Subject to Article Four and in accordance with the terms of the 2020-A Basic Documents, the Certificateholders (or, to the extent set forth in this Agreement, the Transferor) may by written instruction direct the Owner Trustee in the management of the Issuer.  Such direction may be exercised at any time by written instruction of the Certificateholders or the Transferor, as applicable, pursuant to Article Four.  In addition, the Administrator may direct the Owner Trustee in the management of the Issuer in accordance with Section 6.01 and the 2020-A Administration Agreement.  In the absence of bad faith, the Owner Trustee shall have  no liability for following any such instruction.

(b)          The Owner Trustee shall not be required to take or refrain from taking any action hereunder or under any other 2020-A Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action or inaction may involve the Owner Trustee in liability on the part of the Owner Trustee or is contrary to the terms hereof or thereof or is otherwise contrary to law.

(c)          Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any other 2020-A Basic Document or in the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any other 2020-A Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of holders of Certificates evidencing at least 51% of the Certificate Percentage Interests received or the Transferor, as applicable, received, the Owner Trustee shall not be liable on account of such action to any Person.  If the Owner Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with the 2020-A Basic Documents as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

(d)          Notwithstanding the foregoing, the right of the Transferor or the Certificateholders to take any action affecting the Owner Trust Estate shall be subject to the rights of the Indenture Trustee under the Indenture.

(e)          Except for those actions that the Owner Trustee is required to take hereunder without written direction, the Owner Trustee shall not have any obligation or liability to take any action or to refrain from taking any action hereunder or under any 2020-A Basic Document that requires written direction in the absence of such written direction as provided hereunder regardless of the consequences of the failure to take such action.

Section 6.04.  No Duties Except as Specified in this Agreement or in Instructions.  The Owner Trustee shall have no obligation or duty to monitor the Issuer’s obligations and duties under the 2020-A Basic Documents or to ensure its compliance with the terms thereof.  The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee or the Issuer is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 6.03.  The Owner Trustee shall have no responsibility for filing any financing or continuation statement or amendment in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder, or preparing or filing any tax, qualification to do business or securities law filing or report for the Issuer or recording any 2020-A Basic Document.  The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Owner Trustee in its individual capacity that are not related to the ownership or the administration of the Owner Trust Estate.

Section 6.05.  No Action Except Under Specified Documents or Instructions.  The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except in accordance with (i) the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) the 2020-A Basic Documents and (iii) any document or instruction delivered to the Owner Trustee pursuant to Section 6.03.

Section 6.06.  Restrictions.  The Owner Trustee shall not take any action (i) that is inconsistent with the purposes of the Issuer set forth in Section 2.03 or (ii) that, to the actual knowledge of the Owner Trustee, would result in the Issuer becoming taxable as a corporation for federal income tax purposes.  The Certificateholders and the Transferor shall not direct the Owner Trustee to take action that would violate the provisions of this Section or any other provision of any other 2020-A Basic Document.  Notwithstanding anything herein to the contrary, the Transferor, the Servicer and their respective Affiliates may maintain normal commercial banking relationships with the Owner Trustee and its Affiliates.

Section 6.07.  Issuance of Notes.  The Owner Trustee is hereby authorized and directed on behalf of the Issuer to execute, issue and deliver the Notes pursuant to the Indenture.

ARTICLE SEVEN

CONCERNING THE OWNER TRUSTEE

Section 7.01.  Acceptance of Trusts and Duties.  The Owner Trustee accepts the trusts hereby continued and agrees to perform its duties hereunder with respect to such trusts, but only upon the terms of this Agreement.  The Owner Trustee also agrees to disburse all monies actually received by it constituting part of the Owner Trust Estate upon the terms set forth in this Agreement and the other 2020-A Basic Documents.  The Owner Trustee shall not be answerable, accountable or liable hereunder or under any other 2020-A Basic Document under any circumstances, except (i) for its own willful misconduct, bad faith or negligence in the performance of its express duties under this Agreement or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.03 expressly made by the Owner Trustee.  In particular, but not by way of limitation:

(a)          the Owner Trustee shall not be liable for any error of judgment made in good faith by the Owner Trustee;

(b)          the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken in good faith by it in accordance with the instructions of the Administrator or any Certificateholder;

(c)          no provision of the 2020-A Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights, duties or powers hereunder or under any other 2020-A Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(d)          under no circumstances shall the Owner Trustee be liable for any representation, warranty, covenant, obligation or indebtedness of the Issuer, including that which is evidenced by or arising under any of the 2020-A Basic Documents, including the principal of and interest on the Notes or any amounts payable on the Certificates;

(e)          the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Transferor or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate, or for or in respect of the validity or sufficiency of the 2020-A Basic Documents, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to any Noteholder or any Certificateholder, other than as expressly provided for herein;

(f)           the Owner Trustee shall have no obligation or duty to supervise or monitor the performance of any other Person and shall not be liable for the default or misconduct of any other Person under any 2020-A Basic Document or otherwise, and the Owner Trustee shall have no obligation or liability to perform the obligations of the Issuer under the 2020-A Basic Documents that are required to be performed by the Administrator under the 2020-A Administration Agreement, the Indenture Trustee or the Note Paying Agent under the Indenture, the Paying Agent under this Agreement or the Servicer under the 2020-A Servicing Agreement;

(g)          the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to any 2020-A Basic Document, unless the Owner Trustee has been provided security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby; and the right of the Owner Trustee to perform any discretionary act enumerated in any 2020-A Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable or liable for other than its negligence, bad faith or willful misconduct in the performance of any such act;

(h)          the Owner Trustee shall have no responsibility for the accuracy of any information provided to Certificateholders or any other individual or entity that has been obtained from, or provided to the Owner Trustee by, any other Person;

(i)           in the absence of negligence, willful misconduct or bad faith on its part, the Owner Trustee may conclusively rely upon certificates or Opinions of Counsel furnished to the Owner Trustee and conforming to the requirements of this Agreement in determining the truthfulness of the statements and the correctness of the opinions contained therein; provided, however, that the Owner Trustee shall have examined such certificates or Opinions of Counsel so as to determine compliance of the same with the requirements of this Agreement;

(j)           in no event will the Owner Trustee have any responsibility to monitor compliance with or enforce compliance with the credit risk retention requirements for asset-backed securities or other rules or regulations relating to credit risk retention; the Owner Trustee will not be charged with knowledge of such rules, nor will it be liable to any Noteholder, Certificateholder, the Depositor, the Servicer or any other person for violation of such rules now or hereinafter in effect;

(k)          to the fullest extent permitted by law and notwithstanding anything in this Agreement to the contrary, the Owner Trustee shall not be personally liable for (i) special, consequential or punitive damages, however styled, including, lost profits or (ii) the acts or omissions of any nominee, correspondent, clearing agency or securities depository through which it holds the Issuer’s securities or assets;

(l)           notwithstanding anything in this Agreement to the contrary, the Owner Trustee shall not be responsible or liable for its failure to perform under this Agreement or for any losses to the Issuer resulting from any event beyond the reasonable control of the Owner Trustee, its agents or subcustodians, including nationalization, strikes, expropriation, devaluation, seizure, or similar action by any Governmental Authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such Governmental Authority of currency restrictions, exchange controls, levies or other charges affecting the Issuer’s property; or the breakdown, failure or malfunction of any utilities or telecommunications systems;  or any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; or acts of war, terrorism, insurrection or revolution; or acts of God; or any other similar event;

(m)         the Owner Trustee shall not be required to provide, on its own behalf, any surety bond or other kind of security in connection with the execution of any of its trusts or powers under this Agreement or any other Basic Document or the performance of its duties hereunder.

(n)          Each of the parties hereto hereby agrees and, as evidenced by its acceptance of any benefits hereunder, any Certificateholder agrees that the Owner Trustee in any capacity (i) has not provided and will not provide in the future, any advice, counsel or opinion regarding the tax, regulatory, financial, investment, securities law or insurance implications and consequences of the formation, funding and ongoing administration of the Issuer, including income, gift and estate tax issues, insurable interest issues, risk retention issues, doing business or other licensing matters and the initial and ongoing selection and monitoring of financing arrangements, (ii) has not made any investigation as to the accuracy of any representations, warranties or other obligations of the Issuer under the 2020-A Basic Documents and shall have no liability in connection therewith and (iii) the Owner Trustee has not prepared or verified, and shall not be responsible or liable for, any information, disclosure or other statement in any disclosure or offering document or in any other document issued or delivered in connection with the sale or transfer of the Notes;

(o)          notwithstanding anything contained herein to the contrary, the Owner Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the registration with, licensing by or the taking of any other similar action in respect of, any state or other Governmental Authority or agency of any jurisdiction other than the State of Delaware by or with respect to the Owner Trustee; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by the Owner Trustee; or (iii) subject the Owner Trustee to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Owner Trustee contemplated hereby; the Owner Trustee shall be entitled to obtain advice of counsel (which advice shall be an expense of the Issuer) to determine whether any action required to be taken pursuant to the Agreement results in the consequences described in clauses (i), (ii) and (iii) above; and in the event that said counsel advises the Owner Trustee that such action will result in such consequences, the Owner Trustee may, or if instructed to do so by the Depositor, shall appoint an additional trustee pursuant to Section 10.05 to proceed with such action.

(p)          it shall be the Administrator's duty and responsibility, and not the Owner Trustee’s duty or responsibility, to cause the Issuer to respond to, defend, participate in or otherwise act in connection with any regulatory, administrative, governmental, investigative or other proceeding or inquiry relating in any way to the Issuer, its assets or the conduct of its business; provided, that, the Owner Trustee hereby agrees to cooperate with the Administrator and to comply with any reasonable request made by the Administrator for the delivery of information or documents to the Administrator in the Owner Trustee's actual possession relating to any such regulatory, administrative, governmental, investigative or other proceeding or inquiry; and

(q)          the Owner Trustee shall not be deemed to have knowledge or notice of any fact or event unless an Authorized Officer of the Owner Trustee has actual knowledge thereof or unless written notice of such fact or event is received by an Authorized Officer and such notice references the fact or event.

Section 7.02.  Furnishing of Documents.  The Owner Trustee shall furnish to the Certificateholders, promptly upon receipt of a written request therefor, and at the expense of the related Certificateholders, copies of (i) the 2020-A Basic Documents and (ii) all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the 2020-A Basic Documents.

Section 7.03.  Representations and Warranties.  The Owner Trustee hereby represents and warrants to the Transferor and the Certificateholders, that:

(a)          It is a national banking association duly organized and validly existing in good standing under the laws of the United States and meets the eligibility criteria set forth in Section 10.01.  It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

(b)          It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

(c)          Neither the execution or the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby, nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or bylaws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

(d)          It has the power and authority to execute and deliver this Agreement and, on behalf of the Issuer, the other 2020-A Basic Documents to which the Issuer is a party; and the execution, delivery, and performance of this Agreement by it and the execution and delivery of the other 2020-A Basic Documents to which the Issuer is a party have been duly authorized by all necessary corporate action.

(e)          This Agreement constitutes the legal, valid, and binding obligation of the Owner Trustee, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

(f)          To the actual knowledge of its Authorized Officers, the Owner Trustee is not in material default under any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long term lease, license or other agreement or instrument to which it is a party or by which it is bound, which default would have a material adverse effect on its ability to perform its obligations as Owner Trustee under this Agreement.

(g)          To the actual knowledge of its Authorized Officers, there are no pending or threatened actions, suits or proceedings affecting the Owner Trustee before any court or other Governmental Authority or agency under the laws of the State of Delaware or the federal laws of the United States governing the trust powers of the Owner Trustee (i) seeking the invalidity of this Agreement, or (ii) which, if adversely determined, would materially and adversely affect the ability of the Owner Trustee to perform its obligations as Owner Trustee under this Agreement.

(h)          To the actual knowledge of its Authorized Officers, the Owner Trustee has no notice of a reason or cause to believe that it cannot perform its obligations as Owner Trustee under this Agreement.

(i)           Neither the execution, delivery and performance by the Owner Trustee of this Agreement, nor the consummation of the transactions contemplated hereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any Governmental Authority agency under the laws of the State of Delaware or the federal laws of the United States governing the trust powers of the Owner Trustee.

Section 7.04.  Reliance; Advice of Counsel.

(a)          The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties.  The Owner Trustee need not investigate any fact or matter stated in any such document, including verifying the correctness of any numbers or calculations.  The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect.  As to any fact or matter the method of determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other Authorized Officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b)          In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement the Owner Trustee (i) may act directly or through its agents or attorneys or through a custodian or nominee pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys or a custodian or nominee if such agents or attorneys or a custodian or nominee shall have been selected by the Owner Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it.  The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such Persons and not contrary to this Agreement or any other 2020-A Basic Document.

Section 7.05.  Not Acting in Individual Capacity.  Except as provided in this Article, in accepting the trusts hereby created Wilmington Trust acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by any 2020-A Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

Section 7.06.  Owner Trustee Not Liable for 2020-A Basic Documents or Certificates.  The recitals contained herein shall be taken as the statements of the Transferor, and the Owner Trustee assumes no responsibility for the correctness thereof.  The Owner Trustee makes no representations as to the validity or sufficiency of any 2020-A Basic Document or the Securities (in each case other than the signature on the Securities and the certificate of authentication of the Owner Trustee on the Certificates and the representations and warranties in Section 7.03).  The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity or enforceability of any 2020-A Basic Document to which the Owner Trustee is to be a party (except for enforceability against the Owner Trustee), or the perfection and priority of any security interest created by or under any 2020-A Basic Document, or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to the Certificateholders under this Agreement or the Noteholders under the Indenture, the validity of the transfer of the 2020-A Exchange Note or for the compliance by the Transferor, the Administrator or the Servicer with any warranty or representation made under any 2020-A Basic Document or for the accuracy of any such warranty or representation or for any action of the Administrator, the Servicer or the Indenture Trustee taken in the name of the Owner Trustee.

Section 7.07.  Owner Trustee May Own Securities.  The Owner Trustee in its individual or any other capacity may become a Securityholder or pledgee of Certificates or Notes and may deal with the Transferor, the Administrator, the Indenture Trustee and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

Section 7.08.  Applicable Anti-Money Laundering Law.  Pursuant to Applicable Anti-Money Laundering Law, the Owner Trustee is required to obtain on or before closing, and from time to time thereafter, documentation to verify and record information that identifies each person who opens an account.  For a non-individual Person such as a business entity, a charity, a trust or other legal entity, the Owner Trustee will ask for documentation to verify the entity’s formation and existence, its financial statements, licenses, tax identification documents, identification and authorization documents from individuals claiming authority to represent the entity and other relevant documentation and information (including beneficial owners of such entities).  To the fullest extent permitted by Applicable Anti-Money Laundering Law, the Owner Trustee may conclusively rely on, and shall be fully protected and indemnified in relying on, any such information received.  Failure to provide such information may result in an inability of the Owner Trustee to perform its obligations hereunder, which, at the sole option of the Owner Trustee, may result in the Owner Trustee’s resignation in accordance with Section 10.02.  The parties hereto agree that for purposes of Applicable Anti-Money Laundering Law, (i) the Transferor is and shall be deemed to be the sole beneficial owner of the Issuer (Ownership Prong) and (ii) the Transferor is and shall deemed to be the party with the power and authority to control the Issuer (Control Prong).

ARTICLE EIGHT

COMPENSATION OF OWNER TRUSTEE

Section 8.01.  Owner Trustee’s Fees and Expenses.  The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof among the Administrator, the Transferor, the Issuer and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed, except as otherwise provided in the 2020-A Basic Documents, by the Transferor for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

When the Owner Trustee incurs expenses after the occurrence of an Event of Default set forth under Section 5.01(e) of the Indenture with respect to the Issuer, such expenses are intended to constitute expenses of administration under the Bankruptcy Code or any other applicable Insolvency Law.

Section 8.02.  Indemnification.  The Transferor shall be liable as primary obligor for, and shall indemnify the Owner Trustee and its officers, directors, successors, assigns, agents and servants (collectively, for purposes of this Section, the “Indemnified Parties”) from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses, including legal fees and expenses in connection with enforcement of its rights hereunder) of any kind and nature whatsoever (collectively, for purposes of this Section, “Expenses”) which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out the 2020-A Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee hereunder, except only that the Transferor shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 7.01.  To the extent not paid, or caused to be paid, by the Transferor or the Administrator, any indemnity due and owing the Owner Trustee shall be paid in accordance with Section 5.04(b) and 8.03 of the Indenture.  The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement.  In any event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee’s choice of legal counsel shall be subject to the approval of the Transferor, which approval shall not be unreasonably withheld.

Section 8.03.  Payments to Owner Trustee.  Any amounts paid to the Owner Trustee pursuant to this Article from assets that are part of the Owner Trust Estate shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

ARTICLE NINE

TERMINATION OF TRUST AGREEMENT

Section 9.01.  Termination of Trust Agreement.

(a)          The Issuer shall dissolve upon the earlier of (i) the optional redemption of the 2020-A Exchange Note by the Servicer in accordance with the terms of the 2020-A Servicing Supplement, (ii) the redemption of the 2020-A Exchange Note following the termination of the last remaining 2020-A Lease included in the 2020-A Reference Pool and the disposition of all remaining 2020-A Vehicles and (iii) the final distribution of all monies or other property or proceeds of the Owner Trust Estate in accordance with the terms of the Indenture, the 2020-A Servicing Supplement and Article Five, including any payments due to the Noteholders, the Certificateholders and any other holders of securities issued under any supplemental indentures to the Indenture or amendments to this Agreement of all amounts required to be paid to them pursuant to such supplemental indentures or amendments.  Neither the Transferor nor any Certificateholder shall be entitled to otherwise revoke, dissolve or terminate the Issuer.  The bankruptcy, liquidation, dissolution, death or incapacity of a Certificateholder shall not (i) operate to dissolve or terminate this Agreement or the Issuer, (ii) entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Issuer or Owner Trust Estate or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto.

(b)          Notice of any dissolution and termination of the Issuer, specifying the Payment Date upon which Certificateholders shall surrender their Certificates to the Paying Agent for payment of the final distribution and cancellation, shall be given by the Owner Trustee to Certificateholders mailed within five Business Days of receipt of notice of such termination from the Servicer, stating (i) the Payment Date upon or with respect to which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Owner Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable and that payments are being made only upon presentation and surrender of the Certificates at the office of the Owner Trustee therein specified.  The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Paying Agent at the time such notice is given to Certificateholders.  Upon presentation and surrender of the Certificates, the Owner Trustee shall cause to be distributed to Certificateholders, subject to Section 3808 of the Delaware Statutory Trust Act, amounts distributable on such Payment Date pursuant to Section 5.01.

(c)          In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in Section 9.01(b), the Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto.  If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement.  Subject to applicable escheat laws, any funds remaining in the Issuer after exhaustion of such remedies shall be distributed by the Owner Trustee to the Servicer.

(d)          Upon the winding up of the Issuer by the Transferor in accordance with Section 3808 of the Delaware Statutory Trust Act, the Owner Trustee, at the expense and written direction of the Transferor shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Delaware Secretary of State in accordance with the provisions of Section 3810 of the Delaware Statutory Trust Act and the Issuer and this Agreement (other than Article Eight) shall terminate and be of no further force or effect.

ARTICLE TEN

SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

Section 10.01.  Eligibility Requirements for Owner Trustee.  The Owner Trustee shall at all times be (i) a corporation or depository institution organized under the laws of the United States or any State and satisfying the provisions of Section 3807(a) of the Delaware Statutory Trust Act, (ii) authorized to exercise corporate trust powers; having (or having a parent that has) a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or State authorities and (iii) having (or having a parent that has) time deposits that are rated investment grade by Standard & Poor’s and Moody’s or are otherwise acceptable to the Rating Agencies.  If such corporation shall publish reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation or depository institution shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in Section 10.02.

Section 10.02.  Resignation or Removal of Owner Trustee.  The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator and the Transferor, and will provide to the Transferor in writing and in form and substance reasonably satisfactory to the Transferor, all information reasonably requested by the Transferor in order to comply with its reporting obligation under the Exchange Act with respect to the resignation of the Owner Trustee.  Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Owner Trustee acceptable to the Transferor by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee.  If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.  Neither the Administrator nor the Transferor shall owe the outgoing Owner Trustee any expenses associated with the resignation of the outgoing Owner Trustee and the outgoing Owner Trustee shall not be responsible for any expenses associated with the appointment of a successor Owner Trustee.

If at any time the Owner Trustee shall (i) cease to be eligible in accordance with the provisions of Section 10.01 and shall fail to resign after written request therefor by the Administrator, or if at any time the Owner Trustee shall be legally unable to act, (ii) be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) fail to comply with any of its obligations under Sections 11.01 or 11.03, during the period that the Transferor is required to file Exchange Act Reports with respect to the Issuer and such failure is not remedied within the lesser of ten calendar days and the period of time in which the related Exchange Act Report is required to be filed (without taking into account any extensions) or (iv) otherwise become incapable of acting, then the Administrator or the Transferor may remove the Owner Trustee.  If the Administrator shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Administrator shall promptly appoint a successor Owner Trustee acceptable to the Transferor by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee, and shall pay all fees owed to the outgoing Owner Trustee.

Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.03 and payment of all fees and expenses owed to the outgoing Owner Trustee.  So long as any Notes are Outstanding, the Administrator shall provide notice of such resignation or removal of the Owner Trustee to the Noteholders and each Rating Agency.  Any costs associated with the removal of the Owner Trustee shall be paid by the Administrator.

Section 10.03.  Successor Owner Trustee.  Any successor Owner Trustee appointed pursuant to Section 10.02 shall execute, acknowledge and deliver to the Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement and deliver to the Transferor in writing and in form and substance reasonably satisfactory to the Transferor, all information reasonably requested by the Transferor in order to comply with its reporting obligations under the Exchange Act with respect to the successor Owner Trustee, and thereupon, subject to the payment of all fees and expenses owed to the predecessor Owner Trustee, the resignation or removal of the predecessor Owner Trustee shall become effective, and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee.  The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.01.  Any successor Owner Trustee shall promptly file an amendment to the Certificate of Trust as required by the Delaware Statutory Trust Act.

Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Administrator shall mail notice thereof to the Rating Agencies, the Certificateholders and the Indenture Trustee.  If the Administrator shall fail to mail such notice within 10 days after acceptance of such appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Administrator.

Section 10.04.  Merger or Consolidation of Owner Trustee.

(a)          Any Person into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, that such Person shall be eligible pursuant to Section 10.01; and, provided, further, that, so long as any Notes are Outstanding, the Owner Trustee shall mail notice of such merger or consolidation to the Transferor and the Administrator, and the Administrator shall provide a copy of such notice to the Rating Agencies.  Any successor Owner Trustee as a result of a merger or consolidation shall promptly file an amendment to the Certificate of Trust as required by the Delaware Statutory Trust Act and provide the Transferor in writing and in form and substance reasonably satisfactory to the Transferor, all information reasonably requested by the Transferor in order to comply with its reporting obligations under the Exchange Act with respect to the successor Owner Trustee.

(b)          If any of the Certificates shall have been authenticated but not delivered at the time such successor or successors by consolidation, merger or conversion to the Owner Trustee shall succeed to the trusts created by this Agreement, any such successor to the Owner Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Certificates so authenticated.  If any of the Certificates shall not have been authenticated upon such succession, any such successor to the Owner Trustee may authenticate such Certificates either in the name of any predecessor trustee or in the name of the successor to the Owner Trustee.  In all such cases such Certificates shall have the same force which the Certificates or this Agreement provide that the certificate of the Owner Trustee shall have.

Section 10.05.  Appointment of Co-Trustee or Separate Trustee.  Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate or any 2020-A Vehicle may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Administrator and Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or separate trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Issuer or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable.  If the  Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment.  No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Owner Trustee pursuant to Section 10.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.03.

Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(a)          all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Owner Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

(b)          no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

(c)          the Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee.  Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.

ARTICLE ELEVEN

REGULATION AB

Section 11.01.  Intent of the Parties; Reasonableness.  The parties hereto acknowledge and agree that the purpose of this Article is to facilitate compliance by the Transferor with the provisions of Regulation AB and related rules and regulations of the Commission.  The Transferor shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than the Transferor’s compliance with the Securities Act, the Exchange Act and the respective rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act).  The Owner Trustee agrees to cooperate in good faith with any reasonable request by the Transferor for information regarding the Owner Trustee which is required in order to enable the Transferor to comply with the provisions of Regulation AB, including Items 1109(a), 1109(b), 1117 and 1119 of Regulation AB as such items relate to the Owner Trustee or to the Owner Trustee’s obligations under this Agreement.

Section 11.02.  Representations and Warranties.  The Owner Trustee represents that:

(a)          there are no affiliations relating to the Owner Trustee with respect to any Item 1119 Party;

(b)          other than the transactions contemplated by the 2020-A Basic Documents, there are no relationships or transactions with respect to any Item 1119 Party and the Owner Trustee that are outside the ordinary course of business or on terms other than would be obtained in an arm’s-length transaction with an unrelated third party that are material to the investors’ understanding of the Notes; and

(c)          there are no legal Proceedings pending, or known to be contemplated by governmental authorities, against the Owner Trustee, or of which the property of the Owner Trustee is subject, that are material to the Noteholders.

Section 11.03.  Information to be Provided by the Owner Trustee.

(a)          For so long as the Transferor is required to report under Regulation AB, the Owner Trustee shall, as promptly as practicable, notify the Transferor, in writing, of (i) the commencement of, a material development in or, if applicable, the termination of, any and all Proceedings against the Owner Trustee or any and all Proceedings of which any property of the Owner Trustee is the subject, that is material to the Noteholders and (ii) any such Proceedings known to be contemplated by Governmental Authorities.  The Owner Trustee shall also notify the Transferor, in writing, as promptly as practicable following notice to or discovery by a Responsible Officer of the Owner Trustee of any material changes to Proceedings described in the preceding sentence.  In addition, the Owner Trustee will furnish to the Transferor, in writing, the necessary disclosure regarding the Owner Trustee describing such Proceedings required to be disclosed under Item 1117 of Regulation AB, for inclusion in reports filed by or on behalf of the Transferor pursuant to the Exchange Act.

(b)          For so long as the Transferor is required to report under Regulation AB, the Owner Trustee shall (i) on or before the fifth Business Day of each January, April, July and October, commencing in April 2020, provide to the Transferor such information regarding the Owner Trustee as is required for the purpose of compliance with Items 1109(a), 1109(b) and 1119 of Regulation AB; provided, however, the Owner Trustee shall not be required to provide such information in the event that there has been no change to the information previously provided by the Owner Trustee to the Transferor and (ii) as promptly as practicable following notice to or discovery by an Authorized Officer of the Owner Trustee of any changes to such information, provide to the Transferor, in writing, such updated information.  Such information shall include, at a minimum:

(A)         the Owner Trustee’s name and form of organization;

(B)         a description of the extent to which the Owner Trustee has had prior experience serving as a trustee for asset-backed securities transactions involving motor vehicle leases; and

(C)         a description of any affiliation between the Owner Trustee and any of the following parties to a Securitization Transaction, as such parties are identified by name to the Owner Trustee by the Transferor in writing in advance of such Securitization Transaction:  (1) the sponsor, (2) any transferor, (3) the issuing entity, (4) any servicer or subservicer, (5) any other trustee, (6) any originator, (7) any significant obligor, (8) any enhancement or support provider, (9) any asset representations reviewer and (10) any other material party related to any Securitization Transaction.

In addition, the Owner Trustee shall provide a description of whether there is, and if so the general character of, any business relationship, agreement, arrangement, transaction or understanding between the Owner Trustee and any above-listed party that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s-length transaction with an unrelated third party, apart from the Securitization Transactions, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the Notes.

The Transferor agrees to notify the Owner Trustee in writing if it is no longer required to report under Regulation AB.

ARTICLE TWELVE

TAX MATTERS

Section 12.01.  Tax Accounting Characterization.

(a)          It is the intent of the parties hereto and MBFS USA that, for the purposes of federal income, State and local income and franchise tax and any other income taxes, so long as the Issuer has no equity owner other than one Certificateholder (as determined for federal income tax purposes), the Issuer will be treated as an entity disregarded as separate from the Certificateholder for federal income tax purposes.  If for any reason the Issuer has more than one Certificateholder, the parties hereto and MBFS USA intend for federal income tax purposes that the Issuer will be a partnership, the Certificateholders will be partners in the partnership and the partnership will not be an association or publicly traded partnership taxable as a corporation.  The Notes are intended to be treated as indebtedness for federal income tax purposes.  The Certificateholder hereby agrees and each Holder, by acceptance of a Note, agrees in the Indenture to such treatment and agrees to take no action inconsistent with such treatment.

(b)          The parties agree that, unless otherwise required by the appropriate tax authorities, the Administrator, on behalf of the Issuer, will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterizations expressed in Section 12.01(a).

(c)          Each Certificateholder agrees to take no action inconsistent with the tax characterization of its Certificate as a direct ownership interest in the assets of the Issuer for all tax purposes.

Section 12.02.  Signature on Returns; Partnership Representative.

(a)          If at any time the Issuer is not treated as an entity disregarded as separate from the Certificateholder for federal income tax purposes, the Person that holds, or is deemed to hold under the Code, the Transferor, for as long as it is a holder of a Certificate, and thereafter, the holder of the Certificate with the largest Certificate Percentage Interest, will prepare and sign, on behalf of the Issuer, the tax returns of the Issuer.

(b)          The entity that is required to prepare the tax returns of the Issuer pursuant to Section 12.02(a) shall be the partnership representative, within the meaning of Section 6223(a) of the Code.  The partnership representative shall, (i) if the Issuer is eligible, cause the Issuer to elect, pursuant to Section 6221(b) of the Code, that Section 6221(a) of the Code shall not apply to the Issuer or (ii) if the election in Section 6221(b) of the Code is not available, to the extent applicable, cause the Issuer to make the election under Section 6226(a) of the Code.

Section 12.03.  Tax Reporting.

(a)          Unless otherwise required by appropriate tax authorities, the Issuer shall not file or cause to be filed annual or other income or franchise tax returns and shall not be required to obtain any taxpayer identification number.

(b)          The Owner Trustee will not elect or cause the Issuer to elect, and each other party hereto will not elect or permit an election to be made, to treat the Issuer as an association taxable as a corporation for federal income tax purposes pursuant to Treasury Regulations Section 301.7701-3.

ARTICLE THIRTEEN

MISCELLANEOUS

Section 13.01.  Amendments.

(a)          This Agreement may be amended, supplemented or otherwise modified from time to time by a writing executed by the parties hereto, without the consent of any Securityholder, to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein or in any offering document used in connection with the initial offer and sale of the Notes, to provide for the issuance of additional securities in exchange for the Certificates as provided in Section 3.02(c), to add (as described in Section 3.04(e)) provisions necessary to prevent any application of the Treasury Regulations under Section 385 of the Code (including any subsequent or successor provision) that would result in the recharacterization of any of the Notes as equity, and for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement which will not be inconsistent with other provisions of this Agreement; provided, that, except as otherwise provided in Section 3.02(c) in connection with the exchange of the Certificates for additional securities, (i) the Transferor shall have delivered to the Indenture Trustee an Opinion of Counsel or an Officer’s Certificate to the effect that such action will not materially adversely affect the interests of any Noteholders or (ii) the Rating Agency Condition shall have been satisfied with respect to such amendment.

(b)          Each amendment, supplement or other modification of this Agreement other than those provided for in Section 13.01(a) requires the consent of the Majority Noteholders (or if the Notes are no longer Outstanding, Holders of Certificates evidencing not less than a majority of the aggregate Certificate Percentage Interests); provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on or in respect of the 2020-A Leases and 2020-A Vehicles or distributions that are required to be made for the benefit of the Securityholders, change the Interest Rate applicable to any class of Notes or the Required Reserve Amount, without the consent of all holders of Notes then Outstanding or (ii) reduce the percentage of the Note Balance of the Outstanding Notes the consent of the Holders of which is required for any amendment to this Agreement without the consent of all Holders of Notes then Outstanding.

(c)          It shall not be necessary for the consent of the Certificateholders, the Noteholders or the Indenture Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement or in any other 2020-A Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee and the Indenture Trustee may prescribe.  Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall file such amendment or cause such amendment to be filed with the Delaware Secretary of State.

(d)          Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder and the Transferor shall furnish written notice of the substance of such amendment or consent to the Indenture Trustee and the Rating Agencies.

(e)          In connection with the execution of any amendment to this Agreement or any amendment to any other agreement to which the Issuer is a party, the Owner Trustee shall be entitled to receive and shall be fully protected in relying upon an Opinion of Counsel and an Officer’s Certificate of the Transferor or Administrator stating that the execution of such amendment is authorized or permitted by this Agreement (or such other agreement) and that all conditions precedent in this Agreement (or such other agreement) to the execution and delivery of such amendment have been satisfied.  The Owner Trustee may, but shall not be required to, execute any amendment which, as evidenced by an Opinion of Counsel, adversely affects the Owner Trustee’s rights, duties and liabilities under this Agreement.

(f)           In connection with the execution of any amendment to this Agreement, the Indenture Trustee shall receive an Opinion of Counsel to the effect that the amendment will not cause (i) the Issuer to be classified as an association or publicly traded partnership taxable as a corporation for federal income tax purposes, (ii) the Notes to be characterized other than as indebtedness for federal income tax purposes and (iii) the Notes to be deemed to have been exchanged for purposes of Section 1001 of the Code.

Section 13.02.  Limitations on Rights of Others.  The provisions of this Agreement are solely for the benefit of the Owner Trustee, the Transferor, the Certificateholders, the Administrator, the Noteholders and, to the extent expressly provided herein, the Indenture Trustee, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

Section 13.03.  Notices.  Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, consents, waivers or other communications to or from the parties to this Agreement will be in writing.  Notices, requests, demands, consents and other communications will be deemed to have been given and made, (i) upon delivery or, in the case of a letter mailed via registered first class mail, postage prepaid, three days after deposit in the mail and (ii) in the case of (a) a facsimile, when receipt is confirmed by telephone or by reply e-mail or reply facsimile from the recipient, (b) an e-mail, when receipt is confirmed by telephone or by reply e‑mail from the recipient and (c) an electronic posting to a password-protected website, upon printed confirmation of the recipient’s access to such password-protected website, or when notification of such electronic posting is confirmed in accordance with clauses (ii)(b) and (ii)(c) above.  Unless otherwise specified in this Agreement, any such notice, request, demand, consent or other communication will be delivered or addressed, in the case of (i) if to the Owner Trustee, addressed to the Corporate Trust Office, with a copy to Wilmington Trust, National Association, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention:  Corporate Trust Administration (e-mail: mhollis@wilmingtontrust.com, facsimile:  (302) 636‑4141); (ii) if to the Transferor, addressed to Daimler Trust Leasing LLC, c/o Mercedes-Benz Financial Services USA LLC, 35455 Corporate Drive, Farmington Hills, Michigan 48331, Attention:  Steven C. Poling (e‑mail: steven.c.poling@daimler.com, facsimile: (817) 224-3587); (iii) if to Moody’s, at Moody’s Investors Service, Inc., 7 World Trade Center, 250 Greenwich St, New York, NY 10007, Attention: ABS Monitoring Department (e-mail: ServicerReports@Moodys.com); (iv) if to Standard & Poor’s, at S&P Global Ratings, 55 Water Street, New York, New York 10041, Attention: Asset Backed Surveillance Department (e‑mail: Servicer_reports@sandp.com); or (v) as to each party, at such other address as shall be designated by such party in a written notice to each other party.

Section 13.04.  Severability.  If any one or more of the covenants, agreements, provisions or terms of this Agreement or the Certificates shall be for any reason whatsoever held invalid, illegal or unenforceable, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement and the Certificates, and such invalidity shall in no way affect the validity or enforceability of the other covenants, agreements, provisions and terms of this Agreement or the Certificates or the rights of the Certificateholders.

Section 13.05.  Separate Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 13.06.  Successors and Assigns.  All covenants and agreements contained herein and in the Certificates shall be binding upon, and inure to the benefit of the Transferor, the Owner Trustee, the Certificateholders and their respective successors and permitted assigns, all as herein provided.  Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind its successors and assigns.

Section 13.07.  No Petition.  The Owner Trustee and the Transferor, by entering into this Agreement, each Certificateholder, by accepting a Certificate, the Indenture Trustee and each Noteholder or beneficial owner of Notes, by accepting the benefits of this Agreement, hereby covenant and agree that, prior to the date that is one year and one day (or, if longer, any applicable preference period) after the payment in full of the 2020-A Exchange Notes, the 2020-A ABS Notes or all amounts due to each Holder in respect of a Specified Interest, they will not institute against, or join any other Person, in instituting against, the Issuer, the Titling Trust, the Initial Beneficiary or the Transferor any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceeding or other Proceeding under any Insolvency Law in connection with any obligations relating to the 2020-A Exchange Note, the Notes, this Agreement or any other 2020-A Basic Document and agrees that it will not cooperate with or encourage others to file a bankruptcy petition against the Transferor or the Issuer during the same period.

Section 13.08.  Table of Contents and Headings.  The Table of Contents and the various headings in this Agreement are included for convenience only and will not affect the meaning or interpretation of any provision of this Agreement.

Section 13.09.  GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

(a)          THE VALIDITY AND CONSTRUCTION OF THIS AGREEMENT AND ALL AMENDMENTS HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, AND THE RIGHTS OF ALL PARTIES HERETO AND THE EFFECT OF EVERY PROVISION HEREOF SHALL BE SUBJECT TO AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF; PROVIDED, HOWEVER, THAT THE PARTIES HERETO AND THE CERTIFICATEHOLDERS INTEND THAT THE PROVISIONS HEREOF SHALL CONTROL OVER ANY CONTRARY OR LIMITING STATUTORY OR COMMON LAW OF THE STATE OF DELAWARE (OTHER THAN THE DELAWARE STATUTORY TRUST ACT) AND THAT, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THERE SHALL NOT BE APPLICABLE TO THE ISSUER, THE TRANSFEROR, THE OWNER TRUSTEE, THE CERTIFICATEHOLDERS OR THIS AGREEMENT ANY PROVISION OF THE LAWS (STATUTORY OR COMMON) OF THE STATE OF DELAWARE (OTHER THAN THE DELAWARE STATUTORY TRUST ACT) PERTAINING TO TRUSTS WHICH RELATE TO OR REGULATE IN A MANNER INCONSISTENT WITH THE TERMS HEREOF, INCLUDING: (A) THE FILING WITH ANY COURT OR GOVERNMENTAL BODY OR AGENCY OF TRUSTEE ACCOUNTS OR SCHEDULES OF TRUSTEE FEES AND CHARGES, (B) AFFIRMATIVE REQUIREMENTS TO POST BONDS FOR TRUSTEES, OFFICERS, AGENTS, OR EMPLOYEES OF A TRUST, (C) THE NECESSITY FOR OBTAINING COURT OR OTHER GOVERNMENTAL APPROVAL CONCERNING THE ACQUISITION, HOLDING OR DISPOSITION OF REAL OR PERSONAL PROPERTY, (D) FEES OR OTHER SUMS PAYABLE TO TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (E) THE ALLOCATION OF RECEIPTS AND EXPENDITURES TO INCOME OR PRINCIPAL, (F) RESTRICTIONS OR LIMITATIONS ON THE PERMISSIBLE NATURE, AMOUNT OR CONCENTRATION OF TRUST INVESTMENTS OR REQUIREMENTS RELATING TO THE TITLING, STORAGE OR OTHER MANNER OF HOLDING OF TRUST ASSETS, (G) THE EXISTENCE OF RIGHTS OR INTERESTS (BENEFICIAL OR OTHERWISE) IN TRUST ASSETS, (H) THE ABILITY OF BENEFICIAL OWNERS OR OTHER PERSONS TO TERMINATE OR DISSOLVE A TRUST, OR (I) THE ESTABLISHMENT OF FIDUCIARY OR OTHER STANDARDS OR RESPONSIBILITIES OR LIMITATIONS ON THE ACTS OR POWERS OF TRUSTEES OR BENEFICIAL OWNERS THAT ARE INCONSISTENT WITH THE LIMITATIONS ON LIABILITY OR AUTHORITIES AND POWERS OF THE OWNER TRUSTEE OR THE CERTIFICATEHOLDERS SET FORTH OR REFERENCED IN THIS TRUST AGREEMENT.  SECTIONS 3540, 3542 AND 3561 OF TITLE 12 OF THE DELAWARE CODE SHALL NOT APPLY TO THE ISSUER.

(b)          THE PARTIES HERETO AND THE CERTIFICATEHOLDERS AGREE THAT ANY SUIT, ACTION OR PROCEEDING SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY MATTER ARISING OUT OF OR IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE BROUGHT IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR IF SUCH COURT DOES NOT HAVE JURISDICTION OVER THE SUBJECT MATTER OF SUCH PROCEEDING OR IF SUCH JURISDICTION IS NOT AVAILABLE, IN ANY OTHER COURT OF THE STATE OF DELAWARE OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND EACH OF THE PARTIES HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS (AND OF THE APPROPRIATE APPELLATE COURTS THEREFROM) IN ANY SUIT, ACTION OR PROCEEDING AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUIT, ACTION OR PROCEEDING IN ANY OF THOSE COURTS OR THAT ANY SUIT, ACTION OR PROCEEDING WHICH IS BROUGHT IN ANY OF THOSE COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  EACH OF THE PARTIES HERETO UNCONDITIONALLY AGREES THAT, TO THE EXTENT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE, TO APPOINT AND MAINTAIN AN AGENT IN THE STATE OF DELAWARE AS SUCH PARTY’S AGENT FOR ACCEPTANCE OF LEGAL PROCESS.  PROCESS IN ANY SUIT, ACTION OR PROCEEDING MAY BE SERVED ON ANY PARTY ANYWHERE IN THE WORLD, WHETHER WITHIN OR WITHOUT THE JURISDICTION OF ANY OF THE NAMED COURTS AND SUCH SERVICE SHALL, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HAVE THE SAME LEGAL FORCE AND EFFECT AS IF SERVED UPON SUCH PARTY WITHIN THE STATE OF DELAWARE.

(c)          THE PARTIES HERETO AND THE CERTIFICATEHOLDERS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Trust Agreement to be duly executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

DAIMLER TRUST LEASING LLC,
as Transferor

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL
ASSOCIATION, as Owner Trustee

By:
Name:
Title:

EXHIBIT A

CERTIFICATE OF TRUST
OF
MERCEDES-BENZ AUTO LEASE TRUST 2020-A

This Certificate of Trust of Mercedes-Benz Auto Lease Trust 2020-A (the “Trust”) is being duly executed and filed by Wilmington Trust, National Association, a national banking association, as trustee (the “Owner Trustee”), to form a statutory trust under the Delaware Statutory Trust Act (12 Del.C. Section 3801 et seq.) (the “Act”).

1.            Name.  The name of the statutory trust formed hereby is Mercedes-Benz Auto Lease Trust 2020-A.

2.            Delaware Trustee.  The name and business address of the trustee of the Trust having its principal place of business in the State of Delaware are Wilmington Trust, National Association, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19801.

3.            Effective Date.  This Certificate of Trust shall be effective upon its filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

EXHIBIT B

FORM OF CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE NOTES TO THE EXTENT DESCRIBED IN THE TRUST AGREEMENT AND THE OTHER 2020-A BASIC DOCUMENTS REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR AN OBLIGATION OF DAIMLER TRUST LEASING LLC, MERCEDES-BENZ FINANCIAL SERVICES USA LLC OR ANY OF THEIR RESPECTIVE AFFILIATES.

THIS CERTIFICATE MAY NOT BE PURCHASED BY A PERSON THAT IS OR IS ACTING ON BEHALF OF, OR USING THE ASSETS OF ANY OF (1) AN “EMPLOYEE BENEFIT PLAN”, AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO TITLE I OF ERISA, (2) A “PLAN”, AS DEFINED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), THAT IS SUBJECT TO SECTION 4975 OF THE CODE, (3) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY (WITHIN THE MEANING OF DEPARTMENT OF LABOR REGULATION 29 C.F.R. SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA), OR (4) A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN, THAT IS SUBJECT TO ANY FEDERAL, STATE, LOCAL, OR NON-U.S. LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”).  BY ACCEPTANCE OF THIS CERTIFICATE OR AN INTEREST THEREIN, THE HOLDER HEREOF SHALL BE DEEMED TO REPRESENT AND WARRANT THAT ITS ACQUISITION AND HOLDING IS IN COMPLIANCE WITH THE FOREGOING RESTRICTIONS.

TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE TRUST AGREEMENT.

REGISTERED NO.	R-1

MERCEDES-BENZ AUTO LEASE TRUST 2020-A
ASSET BACKED CERTIFICATE

Evidencing an undivided beneficial interest in the property of Mercedes-Benz Auto Lease Trust 2020-A, a Delaware statutory trust (the “Issuer”), which property includes the 2020-A Exchange Note, the 2020-A Bank Accounts and certain other rights under the Trust Agreement and Second Tier Sale Agreement.  The property of the Issuer has been pledged by the Issuer to U.S. Bank National Association, a national banking association, as indenture trustee (the “Indenture Trustee”), pursuant to an indenture, dated as of January 1, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), between the Issuer and the Indenture Trustee, to secure the payment of the Notes issued thereunder.

This certifies that DAIMLER TRUST LEASING LLC is the registered owner of a 100% Certificate Percentage Interest nonassessable, fully paid, undivided beneficial interest in the Issuer.  The Issuer is governed by an amended and restated trust agreement dated as of January 1, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Trust Agreement”), between Daimler Trust Leasing LLC, as transferor (in such capacity, the “Transferor”), and Wilmington Trust, National Association, as owner trustee (in such capacity, and not in its individual capacity, the “Owner Trustee”), a summary of certain of the pertinent provisions of which is set forth below.  Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix 1 to the 2020-A Servicing Supplement, dated as of January 1, 2020, among Mercedes-Benz Financial Services USA LLC (“MBFS USA”), as servicer and as lender, Daimler Trust, as titling trust, and Daimler Title Co., as collateral agent or, if not defined therein, in Appendix A to the Amended and Restated Collateral Agency Agreement, dated as of March 1, 2009, among Daimler Trust, as borrower, U.S. Bank Trust National Association, as administrative agent, Daimler Title Co., as collateral agent, and MBFS USA, as lender and as servicer.  Appendix A also contains rules as to usage applicable to this Certificate.

This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the registered holder of this Certificate (the “Certificateholder”) by virtue of the acceptance hereof assents and by which such Certificateholder is bound.

Pursuant to the Trust Agreement, there will be distributed on each Payment Date to the Person in whose name this Certificate is registered at the close of business on the Business Day preceding such Payment Date such Certificateholder’s Certificate Percentage Interest in the amount to be distributed to Certificateholders on such Payment Date.  “Payment Date” means the 15th day of each month or, if such 15th day is not a Business Day, the following Business Day, commencing on February 18, 2020.

THE HOLDER OF THIS CERTIFICATE ACKNOWLEDGES AND AGREES THAT ITS RIGHTS TO RECEIVE DISTRIBUTIONS IN RESPECT OF THIS CERTIFICATE ARE SUBORDINATED TO THE RIGHTS OF THE NOTEHOLDERS AS DESCRIBED IN THE TRUST AGREEMENT AND THE INDENTURE.

It is the intent of the Transferor, the Owner Trustee, the Administrator, the Servicer and the Certificateholders that, for purposes of federal income taxes, State and local income taxes and any other income taxes, the Issuer will be treated as either an entity that is disregarded as separate from the beneficial owner of the equity in the Issuer if there is only one such owner, or as a partnership (other than an association or publicly traded partnership) if there are two or more such owners.  The Transferor and each Certificateholder each, by acceptance of a Certificate on a beneficial interest therein, agree with the foregoing characterization of the Certificates for such tax purposes and further agree to take no action inconsistent therewith.

Each Certificateholder, by its acceptance of a Certificate or a beneficial interest therein, covenants and agrees that, prior to the date that is one year and one day (or, if longer, any applicable preference period) after the payment in full of the 2020-A Exchange Notes, the 2020-A ABS Notes or all amounts due to each Holder in respect of a Specified Interest, they will not institute against, or join any other Person, in instituting against, the Issuer, the Titling Trust, the Initial Beneficiary or the Transferor any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceeding or other Proceeding under any Insolvency Law in connection with any obligations relating to the 2020-A Exchange Note, the 2020-A ABS Notes, this Agreement or any other 2020-A Basic Document.

Distributions on this Certificate will be made as provided in the Trust Agreement by the Paying Agent by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon.  Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Owner Trustee maintained for that purpose in Wilmington, Delaware.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by an Authorized Officer of the Owner Trustee, by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or the Indenture or be valid for any purpose.

THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Issuer and not in its individual capacity, has caused this Certificate to be duly executed as of the date set forth below.

Dated: January __, 2020	MERCEDES-BENZ AUTO LEASE TRUST 2020-A,

	By:	WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

OWNER TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Trust Agreement.

Dated: January __, 2020	MERCEDES-BENZ AUTO LEASE TRUST 2020-A,

	By:	WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

[REVERSE OF CERTIFICATE]

This Certificate does not represent an obligation of, or an interest in, the Transferor, the Servicer, the Administrator, the Owner Trustee or any of their respective Affiliates, and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein, in the Trust Agreement or in the other 2020-A Basic Documents.  In addition, this Certificate is not guaranteed by any Governmental Authority and is limited in right of payment to certain collections with respect to the 2020-A Exchange Note (and certain other amounts), all as more specifically set forth herein, in the Indenture and in the 2020-A Exchange Note Supplement.

The Trust Agreement permits the Transferor and the Owner Trustee, on behalf of the Issuer, with certain exceptions therein provided, to amend from time to time certain terms and conditions set forth in the Trust Agreement without the consent of the Certificateholders.  The Trust Agreement also permits the Transferor and the Owner Trustee, on behalf of the Issuer, with certain exceptions as therein provided, to amend certain terms and conditions set forth in the Trust Agreement with the consent of the Majority Noteholders or, if the Notes are no longer Outstanding, the Holders of Certificates evidencing not less than 51% of the aggregate Certificate Percentage Interest.  Any such consent by the Certificateholder shall be conclusive and binding on such Certificateholder and on all future Certificateholders and of any Certificate issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate.

As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate may be registered in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office and a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Certificateholder or such Certificateholder’s attorney duly authorized in writing, and thereupon one or more new Certificates in any authorized denomination and in the same aggregate Certificate Percentage Interest in the Issuer will be issued to the designated transferee or transferees.  No service charge shall be made for any registration of transfer or exchange of Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection therewith.  The initial Certificate Registrar appointed under the Trust Agreement is the Owner Trustee.

Each Certificateholder, by its acceptance of a Certificate, shall be deemed to have represented and warranted that such Certificateholder is not and is not acting on behalf of, or using the assets of a Benefit Plan.

The Certificates are issuable only in registered form in denominations as provided in the Trust Agreement, subject to certain limitations therein set forth.

The Owner Trustee, the Certificate Registrar and any Paying Agent may treat the Person in whose name this Certificate is registered in the Certificate Register (as of the day of determination) as the owner of this Certificate for the purpose of receiving distributions pursuant to the Trust Agreement and for all other purposes whatsoever, and none of the Owner Trustee, the Certificate Registrar or any Paying Agent shall be bound by any notice to the contrary.

The Trust Agreement, with certain exceptions therein provided, shall terminate in accordance with Article Nine of the Trust Agreement.

ASSIGNMENT

SOCIAL SECURITY NUMBER
OR OTHER IDENTIFICATION
NUMBER OF ASSIGNEE:  ________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Certificate and all rights thereunder, and hereby irrevocably constitutes and appoints ________________________, attorney, to transfer said Certificate on the Certificate Register, with full power of substitution in the premises.

Dated:
*/

Signature Guaranteed:

*/

*/
NOTICE:  The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Certificate in every particular, without alteration, enlargement or any change whatsoever.  Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Certificate Registrar.